UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 1, 2016

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2016, the Board of Directors (the “Board”) of Watsco, Inc., a Florida corporation (the “Company”), approved the amendment and restatement of the Company’s bylaws, effective as of such date. In addition to technical revisions, the Company’s second amended and restated bylaws (the “Second Amended and Restated Bylaws”) contain the amendments summarized below:

Article I, Section 5(k) was added, which includes advance-notice, procedural and informational requirements with respect to the proposal of any business by a Company shareholder or the nomination of a director for election to the Board by a Company shareholder, in each case at an annual or special meeting of shareholders.

Article I, Section 5(k)(1) requires that a Company shareholder provide advance notice to the Company in order to propose any business (other than a nomination of a director for election to the Board, which is covered by Article I, Section 5(k)(2) of the Second Amended and Restated Bylaws) at the annual meeting of shareholders. Advance notice must be provided to the Secretary of the Company not earlier than the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders, except that if the annual meeting is set for a date that is more than 30 days before or 60 days after such anniversary date, then notice by such shareholder must be received by the Secretary of the Company not earlier than at the close of business on the 120th day prior to the annual meeting of shareholders and not later than at the close of business on the later to occur of the 90th day prior to the annual meeting and the 10th day next following the date on which a public announcement of the date of the annual meeting is first made by the Company. The shareholder’s notice to the Company must additionally comply with the information and procedural requirements set forth in Section 5(k)(1), as well as the other applicable provisions of Section 5(k) of the Second Amended and Restated Bylaws.

Article I, Section 5(k)(2) requires that a Company shareholder provide advance notice to the Company in order to nominate a director for election to the Board. Advance notice must be provided to the Secretary of the Company not earlier than the close of business on the 120th day and not later than the 90th day prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders, except that if the annual meeting is set for a date that is more than 30 days before or 60 days after such anniversary date, then notice by such shareholder must be received by the Secretary of the Company not earlier than at the close of business on the 120th day prior to the annual meeting of shareholders and not later than at the close of business on the later to occur of the 90th day prior to the annual meeting and the 10th day next following the date on which a public announcement of the date of the annual meeting is first made by the Company. The shareholder’s notice to the Company must additionally comply with the information and procedural requirements set forth in Section 5(k)(2) and the other applicable provisions of Section 5(k) of the Second Amended and Restated Bylaws.

With respect to any properly called special meeting of shareholders, Section 5(k)(3) of the Second Amended and Restated Bylaws provides that, if such special meeting relates to (i) one or more shareholder proposals for business other than the nomination of directors, the shareholder(s) demanding that the Company call a special meeting for such purpose shall comply with all of the notice and informational provisions of Section 5(k)(1) of Article I of the Second Amended and Restated Bylaws, except that, to be timely, such notice and all such information shall be furnished to Secretary of the corporation not later than the date on which the shareholder(s) demanding the calling of a special meeting first submit their demand for such meeting to the Secretary and (ii) the nomination of directors, the shareholder(s) demanding that the Company call a special meeting for such purpose shall comply with all of the notice, acknowledgement, undertaking, consent and informational provisions of Section 5(k)(2) of Article I of the Second Amended and Restated Bylaws, except that, in order to be timely, such notice, acknowledgments, undertakings, consents and information shall be furnished to the Secretary of the Company not later than the date on which the shareholder(s) demanding the calling of the special meeting first submit their demand for the Secretary.

Article II, Section 5(e) was amended to clarify that a majority of the directors serving on any board committee constitutes a quorum for purposes of any meeting of such committee.

The foregoing description of the amendments to the Second Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws effective August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: August 5, 2016	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws effective August 1, 2016